EXHIBIT 2


              Sample Stock Certificate of Atlantic BancGroup, Inc.

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Number                                                                    Shares
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                         Incorporated under the Laws of
                              the State of Florida





                            Atlantic BancGroup, Inc.



                         12,000 SHARES AT $.01 PAR VALUE



THIS CERTIFIES  THAT  __________________  is hereby issued  ____________________
shares fully paid and transferable only on the books of the Corporation by the holder hereof in person or by an authorized attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of ______________ A.D. 19 __


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Secretary                                    President

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        For Value Received,  ________________  hereby sell,  assign and transfer unto  ______________________________________________  Shares  of the  Capital
   Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

        Dated _______________, 19____

             In presence of

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